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                                                                    EXHIBIT 23.1

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Chromatics Color Sciences International, Inc.
New York, New York



We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 10, 2000, relating to the consolidated financial statements of Chromatics Color Sciences International, Inc. appearing in the Company's Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 1999.

We also consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated December 20, 1999, except for certain notes that are dated February 23, 2000 and April 17, 2000 (which contains an explanatory paragraph relating to Gordon's ability to continue as a going concern) relating to the financial statements of Gordon Laboratories, Inc. appearing in the Company's Form 8-K filed on August 18, 2000.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                BDO SEIDMAN, LLP



New York, New York
November 17, 2000